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                                                                   EXHIBIT 23(b)





                      CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of First Tennessee National Corporation of our reports dated January 10, 1994 and January 11, 1993 relating to the financial statements of Carl I. Brown and Company, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





                                                    Price Waterhouse LLP
                                                    ---------------------
                                                    Price Waterhouse LLP
                                                    Kansas City, Missouri
                                                    October 27, 1994